As filed with the Securities and Exchange Commission on March 1, 2023
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement under

The Securities Act of 1933

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0636095
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2116 South 17th Street, Mattoon, Illinois	61938
(Address of Principal Executive Offices)	(ZIP Code)

Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan

(Full title of the plan)

J. Garrett Van Osdell

Chief Legal Officer

Consolidated Communications Holdings, Inc.

2116 South 17th Street

Mattoon, Illinois 61938

(Name and address of agent for service)

(217) 235-3311

(Telephone number, including area code, of agent for service)

Copy to:

David J. Miller

Latham & Watkins LLP

301 Congress Avenue, Suite 900

Austin, Texas 78701

(737) 910-7363

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 10,680,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Shares”) all of which is issuable or may become issuable in the future pursuant to the Registrant’s Amended and Restated Long-Term Incentive Plan (the “Plan”).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM

S-8

The contents of the Registration Statements on Forms S-8 (File Nos. 333-128934, 333-166757, 333-203974, and 333-228199), including any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”) and relating to the Plan, are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Exhibit Index

4.1	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 dated July 19, 2005).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 4, 2011)
4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 26, 2021)
4.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated April 26, 2021)
4.5	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K dated April 26, 2021)

4.6	Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit C to the Registrant’s Proxy Statement filed on March 17, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 1st day of March, 2023.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
By:	/s/ J. Garrett Van Osdell J. Garrett Van Osdell Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Robert Udell and J. Garrett Van Osdell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of March, 2023.

Signature	Title	Date
/s/ C. Robert Udell, Jr. C. Robert Udell, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2023
/s/ Fred A. Graffam III Fred A. Graffam III	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 1, 2023

/s/ Robert J. Currey Robert J. Currey	Chairman of the Board	March 1, 2023
/s/ Andrew S. Frey Andrew S. Frey	Director	March 1, 2023

/s/ David G. Fuller David G. Fuller	Director	March 1, 2023
/s/ Thomas A. Gerke Thomas A. Gerke	Director	March 1, 2023
/s/ Roger H. Moore Roger H. Moore	Director	March 1, 2023
/s/ Maribeth S. Rahe Maribeth S. Rahe	Director	March 1, 2023
/s/ Marissa M. Solis Marissa M. Solis	Director	March 1, 2023